                                                                    EXHIBIT 12.1

                             AMKOR TECHNOLOGY, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (IN THOUSANDS EXCEPT RATIO DATA)





                                                                     YEAR ENDED DECEMBER 31,                  NINE MONTHS ENDED
                                                -----------------------------------------------------------     SEPTEMBER 30,
                                                   1995        1996         1997         1998        1999            2000
                                                ---------   ---------    ---------    ---------   ---------       ---------
Earnings
   Income before income taxes and equity in
     income  (loss) of investees ..........     $  67,023   $  43,012    $  61,006    $ 100,735   $ 105,288       $ 147,908

   Interest expense .......................        17,319      27,716       37,993       25,860      61,803          88,688

   Amortization of debt issuance costs ....            --          --           --        1,217       3,466           4,814

   Interest portion of rent ...............         1,218       1,822        2,236        2,584       3,481           2,070

   Less (earnings) loss of affiliates .....            95        (661)        (512)          --       2,622              --
                                                ---------   ---------    ---------    ---------   ---------       ---------

                                                $  85,655   $  71,889    $ 100,723    $ 130,396   $ 176,660       $ 243,480
                                                =========   =========    =========    =========   =========       =========

Fixed Charges
   Interest expense .......................        17,319      27,716       37,993       25,860      61,803          88,688

   Amortization of debt issuance costs ....            --          --           --        1,217       3,466           4,814

   Interest portion of rent ...............         1,218       1,822        2,236        2,584       3,481           2,070
                                                ---------   ---------    ---------    ---------   ---------       ---------

                                                $  18,537   $  29,538    $  40,229    $  29,661   $  68,750       $  95,572
                                                =========   =========    =========    =========   =========       =========

Ratio of earnings to fixed charges ........          4.6x        2.4x         2.5x         4.4x        2.6x            2.5x
                                                =========   =========    =========    =========   =========       =========




                                       29